SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy  Statement  Pursuant to Section 14 (a) of the  Securities  Exchange Act of
1934

Filed by the Registrant                      /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-16(e) (2) )
/X / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             AmBase Corporation
               (Name of Registrant as Specified in its Charter)

                             AmBase Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/  / $500 per each part to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined.):

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4) Proposed maximum aggregate value of transaction.

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5) Total fee paid:

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/ / Check box if any part of the fee is offset as provided by Exchange Rule 0-11
    (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

   1) Amount previously paid:  _________________________________________________
   2) Form, Schedule or Registration Statement No.  ____________________________
   3) Filing party:  ___________________________________________________________
   4) Date filed:  _____________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999


The 1999 Annual Meeting of Stockholders of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Friday, May 14, 1999 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

    1. The election of two directors each to hold office for a three-year term expiring in 2002;

    2. the approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 1999;

and such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Thursday, April 1, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.




                                             By Order of the
                                             Board of Directors




                                             -------------------------
                                             Michael T. Carenzo
                                             Secretary


Greenwich, CT
March 22, 1999

                              AMBASE CORPORATION
                         51 WEAVER STREET, BUILDING 2
                           GREENWICH, CT 06831-5155


                       ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 14, 1999


                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Friday, May 14, 1999, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 1, 1999.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the meeting.

At the Annual Meeting, the stockholders will be asked (i) to re-elect Richard A. Bianco and John B. Costello as directors of the Company each to serve a three-year term ending in 2002, and (ii) to approve the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 1999. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy (i) for the election of the nominees for directors named above and, (ii) for the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

The close of business on Thursday, April 1, 1999, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of Common Stock at the close of business on April 1, 1999, are entitled to vote on the matters presented at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of March 15, 1999, the Company had 44,533,519 outstanding shares of Common Stock (excluding treasury stock). A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is required for the election of the directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is necessary for the approval of PricewaterhouseCoopers LLP as independent accountants.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of PricewaterhouseCoopers LLP as independent accountants. Abstentions, votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, two directors will be elected at the Company's 1999 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2002. The directors will serve until their successors shall be elected and shall qualify.

The persons named below have been nominated for directorship. The nominees are directors now in office, and have indicated a willingness to accept re-election. It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of these nominees unless contrary instructions are given. In the event that the nominee(s) should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee(s) elected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors. The Board is not aware of any circumstances likely to render the nominee(s) unavailable.

Information Concerning the Nominees for Election as Directors

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominees for election as a director of the Company are set forth below.

Richard A. Bianco, 51. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA ("Carteret"), then a subsidiary of the Company, from May 1991 to December 1992. Mr. Bianco served as Chairman and a director of Whitehill Capital, Inc. from September 1990 to June 1991. If elected, his term will expire in 2002.

John B. Costello, 61. Mr. Costello spent twenty-five years in the transportation industry in which he founded and operated companies which were purchased by Ryder Systems, Inc. ("Ryder"). He served three years as President of United States Packing and Shipping Company, a subsidiary of Ryder. He has been a private investor since 1989. Mr. Costello was elected a director of the Company in August 1993. If elected, his term will expire in 2002.

Information Concerning Director(s) Continuing in Office

Certain information concerning the director(s) of the Company whose terms do not expire in 1999 is set forth below.

Robert E. Long, 67. Mr. Long was elected a director of the Company in October 1995. Mr. Long currently is the Chairman and Chief Executive Officer of Emerald City Radio Partners, Inc., which owns radio stations. He is also currently the Vice President of Goodwyn, Long & Black Investment Management, Inc., a registered investment advisor. He was co-founder, Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. ("Southern Starr"), until March 1995, when Southern Starr was sold. Prior to his employment as Chief Executive Officer of Southern Starr, he was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a chartered financial analyst and is a graduate of the George Washington School of Law. He has been a principal, officer and director of two New York Stock Exchange member firms, and has arranged financing for numerous companies during his thirty-year career, including several radio and television properties. In addition to his service as a director of AmBase, Mr. Long serves as a director of Allied Capital Corporation, C.S.C. Scientific, Inc., American Heavy Lift Shipping Co., Inc., Global Travel, Inc., Business News Network, Inc., Emerald City Radio Partners, Inc. and Goodwyn, Long & Black Investment Management, Inc. His term will expire in 2000.

The Company presently has three directors.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 1998, the Company's Board of Directors held 4 meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served.

Committees of the Board

The Board of Directors  currently has (i) an Accounting and Audit  Committee and
(ii) a Personnel Committee.

The Accounting and Audit Committee met 4 times during 1998. The Accounting and Audit Committee currently consists of Robert E. Long, Chairman, and John B. Costello. Mr. Long and Mr. Costello are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Accounting and Audit Committee are to review, in conjunction with the Company's independent accountants, the accounting and auditing practices and procedures followed by the Company, its subsidiaries and their accountants, and to advise and consult with the Company's officers and make recommendations to the Board with respect to internal and external audit matters affecting the Company, including recommendation for the appointment of independent accountants of the Company.

The Personnel Committee held 2 meetings in 1998. The Personnel Committee currently consists of Mr. Costello, Chairman, and Mr. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Personnel Committee are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws.

The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission (the "SEC"); and the consent of the nominee to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the forms filed with the Securities and Exchange Commission and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act of 1934, the Company believes that, during 1998, only one transaction was not timely reported. Mr. Costello inadvertently failed to file one Form 4 for a purchase transaction in October 1998, which was subsequently reported on a Form 5 filed in February 1999.

                            EXECUTIVE  COMPENSATION

The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last three fiscal years:

                                Summary Compensation Table
-------------------------------------------------------------------------------------------------------------
                                                                            Long-Term Compensation
                                    Annual Compensation                  Awards         Payouts
                                                                  Restricted
                                                    Other Annual    Stock     Options/   LTIP      All Other
Name and Principal              Salary     Bonus    Compensation   Award(s)     SARs    Payouts  Compensation
Position                Year     ($)      ($)(1)       ($)(2)        ($)        (#)       ($)       ($)(3)
-------------------------------------------------------------------------------------------------------------
Richard A. Bianco       1998   $500,000  $825,000     $10,989       ----       ----      ----     $13,728
Chairman, President     1997   $500,000  $825,000     $ 9,601       ----       ----      ----     $ 8,687
and Chief Executive     1996   $500,000  $825,000     $ 9,392       ----       ----      ----     $ 8,387
Officer of the
Company
-------------------------------------------------------------------------------------------------------------
John P. Ferrara         1998   $ 95,000  $ 50,000     $ 1,113       ----       ----      ----     $ 4,521
Vice President, Chief   1997   $ 95,000  $ 20,000     $ 1,120       ----       ----      ----     $ 4,821
Financial Officer       1996   $ 95,000  $ 30,000     $ 1,076       ----       ----      ----     $ 4,450
& Controller
of the Company
-------------------------------------------------------------------------------------------------------------

(1) Amounts include bonuses earned for the years indicated and paid in the following fiscal year, consistent with the past practice of the Company.

(2) Other Annual Compensation shown above includes reimbursement to designated executive officers for the income tax costs associated with their participation in the long-term disability plans and supplemental life insurance plans of the Company. The aggregate incremental cost to the Company for perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, supplemental life insurance benefits, other personal benefits, the use of Company provided transportation and reimbursement for tax services for Mr. Bianco) in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus for each Named Executive Officer and, accordingly, is omitted from the table.

(3)   Amounts included as All Other  Compensation in 1998 include the following:
      The Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $9,343 and Mr. Ferrara, $3,527; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr.
      Bianco, $4,385 and Mr. Ferrara, $994.

Stock Options/SAR Grants During 1998

The following table sets forth information concerning stock options granted during the year ended December 31, 1998 to the Named Executive Officers. The Company does not have any outstanding SAR's.

                                                                                          Potential Realizable
                                                                                         Value at Assumed Annual
                                                                                          Rates of Stock Price
                                        Individual Grants                              Appreciation for Option Term
                  ------------------------------------------------------------------   ----------------------------
                  Number of Securities     Percent of
                      Underlying          Total Options/    Exercise or
                      Options/SARs       SARs Granted to    Base Price    Expiration
   Name                Granted(#)       Employees in Yea     ($/Share)       Date              5%         10%
-------------------------------------------------------------------------------------------------------------------
Richard A. Bianco       45,000                53%             $4.02       1/23/2003         $219,888    $264,857

John P. Ferrara          5,000                 6%             $3.65       1/23/2008         $ 28,312    $ 43,033
-------------------------------------------------------------------------------------------------------------------

Aggregate Option/SAR Values as of December 31, 1998

None of the Named Executive Officers exercised a stock option of the Company during 1998. The Company does not have any outstanding SARs. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 1998 as follows:

                                                              Number of Securities
                                                                  Underlying                   Value of Unexercised
                                                                 Unexercised                       In-the-Money
                                                                Options/SARs at                   Options/SARs at
                                                               December 31, 1998                 December 31, 1998
                     Number of                             ---------------------------      ----------------------------
                  Shares Acquired
                  Upon Exercise of      Value Realized
   Name               Option            Upon Exercise      Exercisable   Unexercisable      Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------
Richard A. Bianco        -                    -             1,650,000       45,000           $4,106,250           -

John P. Ferrara          -                    -               100,000        5,000           $  242,500           -
------------------------------------------------------------------------------------------------------------------------

No awards under the long-term incentive plan were made to the Named Executive Officers in 1998, and none of the stock options previously awarded to any of the Named Executive Officers were repriced during 1998.

Retirement Benefits

One current executive officer and certain former officers of the Company are participants in the Supplemental Retirement Plan (the "Supplemental Plan"), an unfunded retirement plan under which benefit payments to participants are based on a varying percentage (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that will produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years. Benefits vest after ten years of service although the Personnel Committee may waive or reduce the ten-year service requirement for individual participants. Upon the election of a vested participant whose employment has terminated after ten years of service or after a Change in Control of the Company, the actuarial equivalent of benefits will be paid in a lump-sum. The Personnel Committee, in its discretion, may waive or reduce the ten-year service requirement for lump-sum payments. Mr. Bianco is the only current executive officer of the Company who participates in the Supplemental Plan.

The following table presents, for representative periods of credited service, estimated annual benefits payable upon retirement at the normal retirement age of 60 (under the Supplemental Plan) to hypothetical vested participants in the Supplemental Plan, in the form of a ten-year certain and life annuity. For purposes of the Supplemental Plan, accrual has been assumed at the rate of 4% per year.

                                Years of Credited Service
-----------------------------------------------------------------------------
Assumed Final
Average Earnings    15         20           25           30            35
-----------------------------------------------------------------------------
$  125,000      $ 75,000   $  100,000   $  106,250   $  109,375    $  112,500
   200,000       120,000      160,000      170,000      175,000       180,000
   400,000       240,000      320,000      340,000      350,000       360,000
   600,000       360,000      480,000      510,000      525,000       540,000
   800,000       480,000      640,000      680,000      700,000       720,000
 1,000,000       600,000      800,000      850,000      875,000       900,000
 1,200,000       720,000      960,000    1,020,000    1,050,000     1,080,000
 1,400,000       840,000    1,120,000    1,190,000    1,225,000     1,260,000
 1,600,000       960,000    1,280,000    1,360,000    1,400,000     1,440,000

Years of credited service as of March 1, 1999, for the purposes of computing accrued benefits are: Mr. Bianco, 7.83 years. Mr. Bianco had no vested service in the AmBase Retirement Plan and received no payments in connection with the termination of the AmBase Retirement Plan. No other employee of the Company has credited service under the Supplemental Plan.

AmBase 401(k) Savings Plan and Retirement Benefits

The Company sponsors the AmBase 401(k) Savings Plan (the "Savings Plan"), which is a "Section 401(k) Plan" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The Savings Plan permits eligible employees to make contributions of up to 15% of salary, which are matched by the Company at a percentage determined annually. The employer match is currently 100% of the first 3% of the employee's salary eligible for deferral. Employee contributions to the Savings Plan are invested at the employee's discretion, in various investment funds. The Company's matching contributions are invested in the same manner as the salary reduction contributions. All contributions are subject to maximum limitations contained in the Code.

                           COMPENSATION OF DIRECTORS

The annual fee to be paid to all directors who are not employees of or consultants to the Company is $7,500. The annual fees are payable in December, provided that a director who is not an employee of or consultant to the Company attends at least 75% of all meetings during the calendar year. In December 1998, Mr. Costello and Mr. Long each received $7,500 for their services on the Board during 1998. In January 1999, Mr. Bianco received a stock option grant of 45,000 shares in his capacity as President and Chief Executive Officer. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any Committee at the request of the Chairman of the Board or the Chairman of any Committee. No additional fees were paid to outside directors in 1998.


Compensation Committee Interlocks and Insider Participation

The Personnel Committee of the Board of Directors is the committee whose functions are equivalent to those of a compensation committee. The Committee members during 1998 were John B. Costello, Chairman, and Robert E. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

                             EMPLOYMENT CONTRACTS

An employment agreement, as amended, is in effect between Mr. Bianco and the Company which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $500,000 through May 31, 2002. The employment agreement also provides for additional benefits, including his participation in various employee benefit plans, annual bonus eligibility, certain long-term disability benefits and the accrual of benefits under the Company's Supplemental Retirement Plan at 4% of his average base salary and bonus, and 100% vesting in his accrued benefits.

             PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee (the "Committee") is responsible for fixing compensation and other employee benefits for executive officers of the Company. The Committee's executive compensation philosophy is to provide competitive levels of compensation to its executive officers through a combination of base salary, incentive awards and equity in the Company. It is designed to reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.
Management compensation is intended to be set at levels that the Committee believes fairly reflect the challenges confronted by management.

Overview and Philosophy

The Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.

Executive Officers and Chief Executive Officer Compensation

Base salaries for executive officers are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, including companies confronting problems of the magnitude and complexity faced by the Company. Annual salary adjustments are determined by evaluating a number of factors. The most important factor is the performance of the executive, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives. Salary adjustments are determined and normally made at twelve month intervals. Mr. Bianco, the Chief Executive Officer, did not receive a salary adjustment for 1998.

In January 1999, the Committee approved cash bonuses for officers and employees for 1998. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis is necessarily a subjective process which utilizes no specific weighting or formula with respect to the described factors in determining cash bonuses. Mr. Bianco was paid a bonus of $825,000 in recognition of his focused management of the Company's significant litigation, particularly the Supervisory Goodwill litigation, and his leadership role in successfully negotiating the collection of the Company's $12.7 million receivable from Home Holdings, Inc., plus an additional $2.5 million, despite Home Holdings, Inc. bankruptcy proceedings. In addition, Mr. Bianco was instrumental in successfully preserving the Company's rights to pursue certain other disputed claims against Home Holdings, Inc., as more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

The Company believes that its compensation programs, carefully mixing equity and cash incentives, will focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.

Personnel Committee:  John B. Costello (Chairman)
                      Robert E. Long

                            STOCK PERFORMANCE GRAPH

The following graph compares the price performance of the Company's Common Stock for the past five years with the performance of the Standard & Poor's Financial Index and the Standard & Poor's 500 Stock Index (S&P 500). The Standard & Poor's Financial Index was selected because it includes companies similar in nature to the Company through most of the five year period. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.








































                           Years Ending December 31
--------------------------------------------------------------------------------
                       1993
  Company/Index     Base Period    1994     1995      1996      1997       1998
--------------------------------------------------------------------------------
AmBase                100.00      75.09    169.76   1,014.85  1,446.62    952.11
S&P Financial Index   100.00     101.32    139.40     171.40    228.59    293.91
S&P 500 Index         100.00      96.47    148.58     200.83    297.44    331.42
--------------------------------------------------------------------------------

                                STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, the Company's only class of voting securities, as of January 29, 1999 for Mr. Bianco, and as of February 12, 1999 for Mr. Lewittes and Mr. Jaffe, pursuant to their Schedule 13G.

--------------------------------------------------------------------------------
                                          Amount and                Percentage
Name and Address of                       Nature of Beneficial       of Common
Beneficial Owner                          Ownership                 Stock Owned
--------------------------------------------------------------------------------
Richard A. Bianco                         9,174,100 (a)                 19.85%
Chairman, President and                     (direct)
Chief Executive Officer
AmBase Corporation
51 Weaver Street, Bldg. 2
Greenwich, CT  06831-5155

Mr. Michael L. Lewittes and               4,016,100 (b)                  9.02%
Mr. Robert S. Jaffe
655 Madison Ave., 21st Fl.
New York, NY  10021


(a) Includes the number of shares that could be purchased by the exercise of options as of January 29, 1999 or within 60 days thereafter, under the Company's Stock Option Plans.

(b) On a Schedule 13G dated February 16, 1999, Mr. Michael L. Lewittes and Mr. Robert S. Jaffe reported that, as of February 12, 1999, they beneficially owned 4,016,100 shares of the Company's Common Stock, representing 9% of the Common Stock outstanding. Messrs. Lewittes and Jaffe beneficially own the Common Stock referred to above through a number of entities and managed accounts through which they share control over the voting and disposition of such Common Stock. Such entities and managed accounts have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such Common Stock. No such entity or managed account owns more than 5% of the outstanding Common Stock.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of January 29, 1999 was as follows:
--------------------------------------------------------------------------------
                                          Amount                    Percentage
Name of Beneficial                        and Nature of              of Common
Owner                                     Beneficial Ownership (a)  Stock Owned
--------------------------------------------------------------------------------
Richard A. Bianco...................         9,174,000  (b)             19.85%
John B. Costello....................            35,000                       *
John P. Ferrara.....................           103,529  (b)                  *
Robert E. Long......................             5,000                       *
All Directors and Officers as a group,
(4 persons) including those named above      9,317,629                  20.12%

*   Represents less than 1% of Common Stock outstanding

(a) Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

(b) Includes 1,672,500 shares for Mr. Bianco and 102,500 shares for Mr. Ferrara that could be purchased by the exercise of stock options as of January 29, 1999 or within 60 days thereafter, under the Company's stock option plans.

                   PROPOSAL NO. 2 - APPOINTMENT OF ACCOUNTANTS

Based on the recommendation of the Accounting and Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 1998. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

Management   recommends   a   vote   FOR   approval   of  the   appointment   of
PricewaterhouseCoopers LLP.


                             ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 1998, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Stockholders not receiving a copy of the Annual Report on Form 10-K may obtain one by contacting: American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 2000 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 2, 1999.

The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the meeting.

All other stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

In addition, the Company's public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the Securities and Exchange Commission's EDGAR Database, over the World Wide Web at www.sec.gov.

                               AMBASE CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
           TO BE HELD ON FRIDAY, MAY 14, 1999 This Proxy is Solicited
                       on Behalf of the Board of Directors

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned, at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 14, 1999 at 9:00 a.m. Eastern Daylight Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjourment(s) or postponement(s) thereof.

This proxy is given with authority to vote FOR Proposals (1) and (2), unless a contrary choice is specified.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your vote as in this example.


Proposal (1) Election of Directors.

Nominees:  Richard A. Bianco
           John B. Costello

[INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.]

                      FOR / / AGAINST / / ABSTAIN / /

Proposal (2)    Approval  of   Appointment  of   PricewaterhouseCoopers  LLP  as
Independent Accountants for the calendar year 1999.

                      FOR / / AGAINST / / ABSTAIN / /

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR ALL PROPOSALS.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE ---------------------------  DATE ---------

SIGNATURE ---------------------------  DATE----------
                 IF HELD JOINTLY

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.